Exhibit 10.1

FORM OF SHAREHOLDER SUPPORT AGREEMENT

THIS SHAREHOLDER SUPPORT AGREEMENT is made effective as of February 23, 2023

AMONG:

Oxus Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”)

- and -

Borealis Foods Inc., a corporation incorporated under the laws of Canada (the “Company”)

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[_____] (the “Shareholder”)

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, 1000397116 Ontario Inc. (“Newco”) and the Company have entered into a business combination agreement (the “Business Combination Agreement”) regarding a proposed plan of arrangement under section 182 of the Business Corporations Act (Ontario) (the “OBCA”), pursuant to which, among other things: (a) prior to the Arrangement, SPAC shall domesticate and continue as a corporation existing under the laws of the Province of Ontario and deregister as an exempted company incorporated under the laws of the Cayman Islands; (b) each Company Convertible Instrument shall convert into Company Shares pursuant to the terms of the applicable Conversion Agreement and the Plan of Arrangement; (c) all Company Options then outstanding shall be fully vested and exercised, in full, for Company Shares in accordance with their terms; (d) Newco and the Company shall amalgamate to form Amalco and pursuant to such amalgamation, (i) all of the issued and outstanding Company Shares shall be exchanged for New SPAC Shares and (ii) Newco Shares held by New SPAC shall be exchanged for Amalco Shares on a one-for-one basis, in each case, upon and subject to the terms and conditions set forth in the Business Combination Agreement and the Plan of Arrangement; (e) Amalco shall amalgamate with New SPAC and pursuant to such amalgamation, (i) all outstanding Amalco Shares shall be cancelled without any repayment of capital in respect thereof and (ii) New SPAC shall assume all of the property, rights, privileges and franchises and become subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of Amalco, including its obligations under the Remaining Company Convertible Instruments; and (f) the New Investor Convertible Notes shall convert into New SPAC Shares pursuant to the terms of the New Investor Note Purchase Agreement;

AND WHEREAS, the Shareholder beneficially owns, or exercises control or direction over, the Company Shares set out in Schedule A hereto;

AND WHEREAS, the Shareholder understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder and the terms and conditions contained herein and, in consideration for SPAC and the Company entering into the Business Combination Agreement and agreeing to the provisions of this Agreement, the Shareholder agrees to be bound by this Agreement, which sets out the terms and conditions upon which it has agreed, among other things, to support the Arrangement and to cause its Subject Securities to be voted in favour of the Arrangement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties covenant and agree as follows:

1.	Definitions

In this Agreement, any capitalized term used herein and not defined in this Section 1 shall have the meaning ascribed thereto in the Business Combination Agreement or the Plan of Arrangement, as applicable. Unless the context otherwise requires, the following words and phrases used in this Agreement (including the recitals hereto) shall have the meanings hereinafter set out:

“Agreement” means this shareholder support agreement, as amended, supplemented or modified from time to time;

“Business Combination Agreement” has the meaning ascribed thereto in the recitals to this Agreement;

“Company” has the meaning ascribed thereto in the preamble to this Agreement;

“Newco” has the meaning ascribed thereto in the recitals to this Agreement;

“Party” means a party to this Agreement, and “Parties” means all parties to this Agreement;

“Shareholder” has the meaning ascribed thereto in the preamble to this Agreement;

“SPAC” has the meaning ascribed thereto in the preamble to this Agreement; and

“Subject Securities” means all Company Shares beneficially owned, or over which control or direction is exercised by the Shareholder, including any Company Shares that the Shareholder acquires beneficial ownership of, or control or direction over, after the date hereof.

2.	Covenants of the Shareholder

Subject to the terms and conditions of this Agreement, the Shareholder hereby covenants and agrees, solely in the Shareholder’s capacity as a shareholder of the Company and not in the Shareholder’s capacity as an officer or director of the Company, if applicable, with SPAC and the Company that, unless otherwise consented to in writing by SPAC and the Company, the Shareholder shall:

(a)	be present in person or by proxy and vote (or cause to be voted) all Subject Securities at any meeting of Company Shareholders called to vote on any of the matters described in clauses (i), (ii), (iii) or (iv) below, including the Company Shareholders Meeting: (i) for and in favour of the approval and adoption of the Business Combination Agreement and approval of the Transactions, including the Company Arrangement Resolution and any other matter necessary for the consummation of the Transactions and the Arrangement; (ii) other than as contemplated in paragraph (i), against any business combination, arrangement, amalgamation, merger, consolidation, reorganization, recapitalization, liquidation, dissolution, winding-up, material asset sale or similar transaction involving the Company, or any issuance of securities by the Company, or any resolution to approve, ratify or adopt any of the foregoing; (iii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement; and (iv) against any resolution, transaction or other action that is inconsistent with, or could reasonably be likely to impede, interfere with, delay, postpone, or adversely affect the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement, including against any Company Competing Transaction in respect of the Company, and, in each case, cause the Subject Securities to be counted as present at the Company Shareholders Meeting in respect of any of the matters described in clauses (i), (ii), (iii) or (iv) above, as applicable, for quorum purposes;

(b)	without limiting paragraph 2(a): (i) duly deposit or deliver (or cause to be duly deposited or delivered) valid proxies, duly completed and executed, in respect of the Subject Securities, at least three (3) calendar days prior to the Company Shareholders Meeting, directing that all of the Subject Securities, as applicable, be voted in favour of the Transactions, the Company Arrangement Resolution and any other matter necessary for the consummation of the Arrangement; (ii) upon SPAC’s written request, provide SPAC with confirmation of the deposit or delivery of valid proxies as aforesaid; and (iii) not take (or permit any Person on its behalf to take) any action to withdraw, amend or invalidate any proxy deposited or delivered pursuant to this Agreement;

(c)	not, directly or indirectly, sell, transfer, gift, assign, convey, lien, pledge, hypothecate, encumber, grant a security interest in or option, or enter into any derivative transactions in respect of, or otherwise dispose of any right or interest (including any economic consequence of ownership) in, any of the Subject Securities, or enter into any agreement, arrangement or understanding in connection therewith other than pursuant to the Arrangement prior to the Closing or the termination of the Business Combination Agreement in accordance with the terms thereof, provided that: (i) the foregoing restriction shall not prevent the Shareholder from converting or exercising any of the Subject Securities in accordance with their terms; and (ii) the Shareholder may sell, gift, transfer, assign or convey any or all of the Subject Securities (to the extent permitted by the terms of the applicable Subject Securities) to an Affiliate or associate (as defined in the Securities Act (Ontario)) of the Shareholder, provided that such Affiliate or associate enters into an agreement with SPAC on the same terms as this Agreement, or otherwise agrees with SPAC to be bound by the provisions hereof;

(d)	not: (i) grant or agree to grant any proxy, power of attorney or other right to vote any of the Subject Securities, deposit any of its Subject Securities into a voting trust or pooling agreement, or enter into any agreement, arrangement or understanding with respect to the voting of any of its Subject Securities, that is inconsistent with, or would interfere with or prohibit or prevent the Shareholder from satisfying its obligations provided in, this Agreement; (ii) deposit or tender (or permit to be deposited or tendered) any securities of the Company to any take-over bid or other Company Competing Transaction in respect of the Company; or (iii) requisition or join in the requisition of any meeting of Company Shareholders;

(e)	not: (i) take any action, that opposes or competes with, or could reasonably be expected to frustrate, impede, interfere with, delay, postpone, restrain, prevent or adversely affect the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement; or (ii) act jointly or in concert with any Person or group of Persons with respect to voting securities of the Company or SPAC in opposition to or competition with the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement, or in support of any Company Competing Transaction in respect of the Company;

(f)	not exercise or assert (or permit to be exercised or asserted on its behalf): (i) any rights of dissent or appraisal that are available pursuant to applicable Law with respect to the Subject Securities in respect of the Arrangement or the Company Arrangement Resolution, all of which rights are hereby irrevocably and unconditionally waived by the Shareholder to the fullest extent permitted by Law; or (ii) any other rights or remedies with respect to the Subject Securities that are available pursuant to applicable Law that could reasonably be expected to frustrate, impede, interfere with, delay, postpone, restrain, prevent or adversely affect the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement;

(g)	not: (i) withdraw, amend, modify or qualify, or publicly propose or state any intention to withdraw, amend, modify or qualify, its support for the Arrangement or any of the other matters and transactions contemplated by the Business Combination Agreement; or (ii) accept, approve, endorse, recommend or enter into, or publicly propose or state any intention to accept, approve, endorse, recommend or enter into, any publicly disclosed Company Competing Transaction in respect of the Company, or make or enter into any agreement, arrangement or understanding, written or oral, in respect of a Company Competing Transaction in respect of the Company;

(h)	not: (i) solicit any proxies, or participate in any solicitation of proxies, with respect to the voting of any securities of the Company other than in favour of the Company Arrangement Resolution and the other matters and transactions contemplated by the Business Combination Agreement; or (ii) make any announcement or public disclosure with respect to any of the matters in this paragraph 2(h), except to the extent required by applicable Law;

(i)	immediately cease all solicitations, encouragements, discussions, negotiations or other activities (including through any Affiliate or Representative), if any, with any Person other than SPAC and its Representatives, with respect to any Company Competing Transaction in respect of the Company or expression of interest relating to a Company Competing Transaction in respect of the Company, or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, a Company Competing Transaction in respect of the Company;

(j)	not take or omit to take any action that would cause any of its representations or warranties set forth in Section 5 to become untrue or incorrect in any material respect, and promptly notify SPAC if any of its representations and warranties contained in Section 5 becomes untrue or incorrect in any material respect;

(k)	not act jointly or in concert with, or otherwise knowingly cooperate in any way with, or assist (including by providing financial assistance), facilitate, encourage or participate in, any effort or attempt by any other Person or group of Persons to do or seek to do anything contrary to the foregoing;

(l)	not do indirectly, including through any Affiliate or Representative, that which it may not do directly by the terms of this Section 2, provided that for certainty any actions by any Representative of the Shareholder who is a director or officer of the Company which are taken or omitted from being taken in such Representative’s capacity as a director or officer of the Company shall not be deemed or interpreted to be indirect actions of the Shareholder hereunder; and

(m)	agree to execute such documents or certificates evidencing the above agreements as SPAC may reasonably request in connection therewith.

3.	Termination of the Company Shareholders Agreement

The Company and the Shareholder, by this Agreement, with respect to the Subject Securities, hereby agree that, subject to the occurrence of, and effective immediately prior to, the Company Amalgamation Effective Time, (i) the Company Shareholders Agreement, (ii) the ESOP Shareholders Agreement of the Company, and (iii) if applicable to the Shareholder, in their role as a shareholder of the Company, any rights under any agreement between the Company and the Shareholder providing for redemption rights, put rights, purchase rights or other similar rights not generally available to Company Shareholders are hereby terminated with no further force or effect from and after such effective time.

4.	Binding Effect of the Business Combination Agreement

The Shareholder hereby acknowledges that the Shareholder has received and read the Business Combination Agreement and this Agreement and has had the opportunity to consult with the Shareholder’s tax and legal advisors. The Shareholder hereby agrees, solely in the Shareholder’s capacity as a shareholder of the Company and not in the Shareholder’s capacity as an officer or director of the Company, if applicable, to be bound by, and comply with, Section 7.04(a) (Exclusivity) and Section 7.09 (Public Announcements) of the Business Combination Agreement as if the Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions. The foregoing covenant shall not apply to any action taken by or on behalf of the Shareholder in the Shareholder’s capacity, if applicable, as a director or officer of the Company and is subject to Section 20.

5.	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to SPAC and the Company as follows, and acknowledges that SPAC and the Company are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	the Shareholder has all necessary power, authority, right and capacity to execute and deliver this Agreement, and to perform its obligations hereunder and complete the transactions contemplated hereby;

(b)	this Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c)	none of the execution, delivery or performance of this Agreement by the Shareholder, or completion of the transactions contemplated hereby, (i) violates or conflicts with any applicable Law, (ii) violates or constitutes a breach or default under, or conflicts with (or would with the giving of notice, the lapse of time or the happening of any other event or condition violate or constitute a breach or default under, of conflict with), any Governing Documents of the Shareholder (as applicable) or pursuant to any applicable Law, to which the Shareholder is bound, except in each case as would not impair the ability of the Shareholder to perform its obligations hereunder, (iii) requires any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity or (iv) results in the creation of any encumbrance on any of the Subject Securities;

(d)	as of the date hereof, the Shareholder beneficially owns, and exercises control and direction over, the number of Subject Securities set forth opposite its name on Schedule A hereto;

(e)	as of the date hereof, except as set forth in the Company Shareholders Agreement (and subject to Section 3), the Shareholder has the sole and exclusive right to sell and vote or direct the sale and voting of the Company Shares set forth on Schedule A hereto;

(f)	except as set forth in the Company Shareholders Agreement (and subject to Section 3), none of the Subject Securities are subject to any shareholders’ agreement, voting trust, pooling agreement or similar agreement, commitment, understanding or arrangement, or any right or privilege (by Law or contract) capable of becoming a shareholders’ agreement, voting trust, pooling agreement or similar agreement, commitment, understanding or arrangement, in each case, that are inconsistent with, or would interfere with, or prohibit or prevent it from satisfying its obligations pursuant to, this Agreement;

(g)	except as set forth in the Company Shareholders Agreement (and subject to Section 3), there is no proxy in existence with respect to any of the Subject Securities;

(h)	except as set forth in the Company Shareholders Agreement (and subject to Section 3), no Person has, or to the knowledge of the Shareholder, will at any time during the term of this Agreement have, any agreement or option, or any right or privilege (by Law or contract) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto (including any right to vote), other than pursuant to this Agreement and the Business Combination Agreement; and

(i)	as of the date hereof, there is no claim, action, lawsuit or other legal proceeding in progress or pending or, to the knowledge of the Shareholder, threatened against it that adversely affects the Shareholder’s ability to enter into this Agreement and perform its obligations hereunder, or its title to any of the Subject Securities.

6.	Representations and Warranties of SPAC

SPAC represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	SPAC has all necessary power, authority, right and capacity to execute and deliver this Agreement, and to perform its obligations hereunder and complete the transactions contemplated hereby;

(b)	this Agreement has been duly executed and delivered by SPAC and constitutes a valid and legally binding agreement of SPAC enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c)	none of the execution, delivery or performance of this Agreement by SPAC, or completion of the transactions contemplated hereby, violates or constitutes a breach or default under, or conflicts with (or would with the giving of notice, the lapse of time or the happening of any other event or condition violate or constitute a breach or default under, of conflict with) any Governing Documents, agreement, arrangement, deed, indenture, understanding or restriction of any kind, including pursuant to any applicable Law, to which SPAC is a party or by which it is bound, except in each case as would not impair the ability of SPAC to perform its obligations hereunder; and

(d)	there is no claim, action, lawsuit or other legal proceeding in progress or pending or, to the knowledge of SPAC, threatened against it or any of its Affiliates that adversely affects SPAC’s ability to enter into this Agreement and perform its obligations hereunder.

7.	Representations and Warranties of the Company

The Company represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	the Company has all necessary power, authority, right and capacity to execute and deliver this Agreement, and to perform its obligations hereunder and complete the transactions contemplated hereby;

(b)	this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c)	none of the execution, delivery or performance of this Agreement by the Company, or completion of the transactions contemplated hereby, violates or constitutes a breach or default under, or conflicts with (or would with the giving of notice, the lapse of time or the happening of any other event or condition violate or constitute a breach or default under, of conflict with) any Governing Documents, agreement, arrangement, deed, indenture, understanding or restriction of any kind, including pursuant to any applicable Law, to which the Company is a party or by which it is bound, except in each case as would not impair the ability of the Company to perform its obligations hereunder; and

(d)	there is no claim, action, lawsuit or other legal proceeding in progress or pending or, to the knowledge of the Company, threatened against it or any of its Affiliates that adversely affects the Company’s ability to enter into this Agreement and perform its obligations hereunder.

8.	Termination

This Agreement and the Parties’ respective rights and obligations hereunder shall terminate on the earliest of:

(a)	the mutual written consent of SPAC, the Company and the Shareholder, by an instrument in writing signed by each Party, to terminate this Agreement;

(b)	notice being delivered by the Shareholder to SPAC and the Company if, following the date of this Agreement and without the prior written consent of the Shareholder, there is any amendment or modification to the Business Combination Agreement and the Arrangement that materially adversely affects the Shareholder, including, but not limited to, any amendment or modification (whether or not materially adverse to the Shareholder) to decrease the amount of, or change the form of, the consideration payable for the Subject Securities as set out in the Arrangement;

(c)	the time (if any) at which the Business Combination Agreement is terminated in accordance with the terms thereof; and

(d)	the Closing.

Upon termination or expiration of this Agreement, as applicable, neither Party shall have any further obligations or liabilities under this Agreement, provided, however, that: (i) the provisions of Section 8, Sections 10-18, inclusive, and Sections 21-23, inclusive, shall survive termination of this Agreement and (ii) nothing herein shall relieve a Party from liability for any breach of this Agreement that occurs prior to termination, or prejudice the rights of the other Parties as a result of any such breach. For the avoidance of doubt, the representations and warranties of the Shareholder, SPAC and the Company set forth in Section 5, Section 6 and Section 7, respectively, shall not survive the termination of this Agreement.

SPAC (and New SPAC as its successor) agree that the Shareholder is an intended third party beneficiary of the provisions in Section 3.03(e) (Withholding Rights) and Section 7.10 (Tax Matters) of the Business Combination Agreement and confirms that the obligations in Section 3.03(e) (Withholding Rights) and Section 7.10 (Tax Matters) of the Business Combination Agreement that are to be performed post-Closing shall survive for the period set forth in the Business Combination Agreement.

9.	Shares Subject to Plan of Arrangement

The Shareholder understands and acknowledges that, in accordance with the Plan of Arrangement: (i) all Subject Securities will be exchanged for new securities of New SPAC (the “New SPAC Securities”); [and] (ii) the Shareholder will become bound by the Registration Rights Agreement, substantially in the form attached to the Business Combination Agreement [and (iii) the Shareholder will become bound by the Lock-Up Agreement, substantially in the form attached to the Business Combination Agreement, pursuant to which, among other things, the Shareholder shall not be permitted to transfer the New SPAC Securities during the Lock-Up Period (as defined in the Lock-Up Agreement)].

10.	Remedies

The Parties acknowledge and agree that irreparable damage would occur to the non-breaching Parties for which monetary damages would not be an adequate remedy if any provision of this Agreement were not performed in accordance with the terms hereof or are otherwise breached, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the transactions contemplated by this Agreement and the Business Combination Agreement) in Court of Chancery of the State of Delaware or Federal court of the United States of America sitting in U.S. District Court for the District of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. The Parties hereby further waive (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

11.	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a Party as shall be specified in a notice given in accordance with this Section 11):

(a)	if to the Shareholder:

[_____]
Attention: [_____]
E-mail: [_____]

(b)	if to SPAC:

Oxus Acquisition Corp.

7F 77/2 AL-FARABI AVENUE

ALMATY 1P 050040

Kazakhstan

Attention: Kanat Mynzhanov

E-mail: info@oxusacquisition.com

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Jason Kislin; Michael Helsel

E-mail: kislinj@gtlaw.com; helselm@gtlaw.com

and

Torys LLP
525 – 8th Avenue S.W., 46th Floor

Eighth Avenue Place East

Calgary, AB T2P 1G1
Attention: Stephanie Stimpson
E-mail: sstimpson@torys.com

(c)	if to the Company:

Borealis Foods Inc.

1540 Cornwall Road

Suite 104

Oakville, Ontario L6J 7W5

Attention: Pouneh Rahimi

E-mail: prahimi@borealisfoods.ca

with a copy to (which shall not constitute notice):

Nixon Peabody LLP

Tower 46, 55 West 46th Street

New York, NY 10036-4120

Attention: Richard F. Langan, Jr.; Christopher Keefe

E-mail: rlangan@nixonpeabody.com; CKEEFE@nixonpeabody.com

and

Bennett Jones LLP

4500, 855-2nd Street SW

Calgary, Alberta T2P 4K7

Attention: John Mercury; James McClary

E-mail: MercuryJ@bennettjones.com; McClaryJ@bennettjones.com

12.	Interpretation

(a)	(i) The words “hereof”, “herein”, hereby,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the preamble to this Agreement; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms; (vi) any references herein to a specific Section or Schedule shall refer, respectively, to Sections or Schedules of or to this Agreement; (vii) references herein to any gender (including the neuter gender) includes each other gender; (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “including” means “including without limitation”; (x) the word “shall” indicates a mandatory obligation; (xi) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (xii) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States; (xiii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; and (xiv) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b)	The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provision of this Agreement.

(c)	Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)	This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the Parties.

13.	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, in whole or in part, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement and by the Business Combination Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement and by the Business Combination Agreement be consummated as originally contemplated to the fullest extent possible.

14.	Entire Agreement; Assignment

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any Party without the prior express written consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed.

15.	Amendment

This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the Parties, and any attempt to make such amendment, modification or supplement without an instrument in writing signed by each of the Parties shall be null and void.

16.	Parties in Interest

This Agreement shall be binding upon and inure solely to the benefit of each Party (and SPAC’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in Court of Chancery of the State of Delaware or Federal court of the United States of America sitting in U.S. District Court for the District of Delaware. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, the transactions contemplated hereby or the subject matter hereof, may not be enforced in or by such courts.

18.	Costs and Expenses

Except to the extent set forth in the Business Combination Agreement, each Party shall bear and be solely responsible for the fees, charges and disbursements of its respective financial, legal and other advisors, and all other costs and expenses of any nature or kind whatsoever, howsoever incurred, in connection with the preparation, execution, delivery and performance of this Agreement and completion of the transactions contemplated hereby and by the Business Combination Agreement.

19.	Disclosure

(a)	The Shareholder agrees to promptly provide SPAC and the Company with any information pertaining to the Shareholder that SPAC or the Company may reasonably require for the preparation by SPAC and the Company of a registration statement on Form S-4 to be filed with the SEC or any news release or other disclosure document (including, without limitation, in connection with the SPAC Shareholders’ Meeting or the Company Shareholders Meeting, as the case may be) required to be filed by SPAC or the Company with any Governmental Authority in connection with the matters contemplated by this Agreement and to promptly notify SPAC and the Company of any required corrections to any such information provided by the Shareholder for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Except as required by applicable Law, no Party shall make any public announcement or statement with respect to this Agreement without the consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed.

(b)	The Shareholder irrevocably and unconditionally consents to the public disclosure by SPAC and the Company: (i) of the existence of this Agreement, pursuant to applicable Law and the court proceedings to be commenced under section 182 of the OBCA in respect of the Arrangement; (ii) of the details of this Agreement being set out in the news release announcing the entering into of the Business Combination Agreement, any documents filed by SPAC or the Company pursuant to applicable Law and materials filed with the court; and (iii) as applicable, to this Agreement being filed on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) and on the System for Electronic Document Analysis and Retrieval (SEDAR) pursuant to applicable Law, and with the court.

20.	Fiduciary Duties

SPAC and the Company hereby agree and acknowledge that the Shareholder is bound hereunder solely in his capacity as a shareholder of the Company and that the provisions hereof shall not be deemed or interpreted to bind the Shareholder in his capacity as a director or officer of the Company (if the Shareholder holds such office) or restrict, limit or prohibit the Shareholder in his capacity as a director or officer of the Company (if the Shareholder holds such office) from fulfilling or exercising his fiduciary duties as a director or officer owing to the Company under applicable Law.

21.	Counterparts

This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

22.	Timing of Effectiveness

This Agreement shall not be effective or binding upon any Party until after such time as the Business Combination Agreement is executed and delivered by SPAC, Newco and the Company (subject to any provisions hereof that provide for a later effective date thereof).

23.	Waiver of Jury Trial

Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement and by the Business Combination Agreement. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated by this Agreement and by the Business Combination Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 23.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OXUS ACQUISITION CORP.

By:
Name:
Title:

BOREALIS FOODS INC.

By:
Name:
Title:

[_____]

By:
Name:
Title:

SCHEDULE A

COMPANY SHARES

Name of Shareholder:

[_____]
Number of Subject Securities Held:
Company Shares (Class A)

Company Shares (Class B)

Company Shares (Class C)

Company Options